March 12, 2015

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Lans Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 12, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP